UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 31, 2015

LookSmart, Ltd.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Geary Street, Suite 235 San Francisco, CA		94108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 348-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2015, LookSmart, Ltd. (the “Company”) was notified by the Nasdaq Listing Qualifications Staff (the “Staff”) that, based upon the Company’s reported stockholders’ equity of $2,417,000 as of December 31, 2014, the Company no longer satisfies Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity. The Staff’s notice has no immediate effect on the listing of the Company’s common stock.

The Staff provided the Company with the opportunity to submit its plan to regain compliance with Listing Rule 5550(b)(1) by May 8, 2015. If the Staff accepts the plan, the Staff may grant the Company up to an additional 180 days from the date of the Staff’s notification, in this case, through September 21, 2015, to evidence compliance with the minimum stockholders’ equity requirement. In the event the plan is not accepted, the Company will have the opportunity to appeal any delisting determination by the Staff to a Nasdaq Listings Qualifications Panel. The Company is currently evaluating various alternative courses of action to regain compliance with the minimum stockholders’ equity requirement.

On January 26, 2015, the Company received a separate notice from the Staff indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum closing bid price of $1.00 per share. The Company was provided with a 180-day period, through July 27, 2015, to evidence compliance with that requirement, which compliance period remains in effect.

The Company does not presently intend to update this Current Report on Form 8-K for the purpose of disclosing any action the Company determines to take with respect to the issues referenced herein following the filing of this report.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: March 31, 2015	By:	/s/ Michael Onghai
Michael Onghai,
Chief Executive Officer